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                                                                  EXHIBIT (k)(1)



                        ADMINISTRATIVE SERVICES AGREEMENT

                                 BY AND BETWEEN

                             CIBC OPPENHEIMER CORP.

                                       AND

                             WYNSTONE PARTNERS, L.P.




                  CIBC Oppenheimer Corp. ("CIBC Opco") and Wynstone Partners, L.P. (the "Partnership") hereby agree as follows:

                  THIS ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") is made as of this ___ day of [September], 1998, by and between CIBC Opco and the Partnership.

                  WHEREAS, CIBC Opco is in the business of providing administrative services to investment partnerships; and

                  WHEREAS, the Partnership wishes to retain CIBC Opco to provide certain administrative services;

                  NOW THEREFORE, in consideration of the terms and conditions herein contained, the parties agree as follows:

                  1.       Appointment of CIBC Opco.

                           (a) The Partnership hereby retains CIBC Opco to
provide and CIBC Opco hereby agrees to provide certain administrative services to the Partnership. These services shall include:

                                    (i) the provision of office space, telephone
                                        and utilities;

                                   (ii) the provision of administrative and
                                        secretarial, clerical and other
                                        personnel as necessary to provide the
                                        services required to be provided under
                                        this Agreement;

                                  (iii) the general supervision of the
                                        entities which are retained by the
                                        Partnership to provide administrative
                                        services and custody services to the
                                        Partnership;
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                           (iv)     the handling of investor inquiries regarding
                                    the Partnership and providing them with
                                    information concerning their investment in the Partnership and capital account balances;

                           (v) monitoring relations and communications between investors and the Partnership;

                           (vi) assisting in the drafting and updating of disclosure documents relating to the Partnership and assisting in the preparation of offering materials;

                           (vii)    maintaining and updating investor
                                    information, such as change of address and employment;

                           (viii) assisting in the preparation and mailing of investor subscription documents and confirming the receipt of such documents and funds;

                           (ix) assisting in the preparation of regulatory filings with the Securities and Exchange Commission and state securities regulators and other Federal and state regulatory authorities;

                           (x) preparing reports to and other informational materials for limited partners and, assisting in the preparation of proxy statements and other limited partner communications;

                           (xi) monitoring compliance with regulatory requirements and with the Partnership's investment objective, policies and restrictions as established by the Individual General Partners of the Partnership (the "IGPs");

                           (xii) reviewing accounting records and financial reports of the Partnership, assisting with the preparation of the financial reports of the Partnership and acting as liaison with the Partnership's accounting agent and independent auditors;

                           (xiii) assisting in preparation and filing of tax returns;

                           (xiv) coordinating and organizing meetings of the IGPs and meetings of the limited partners of the Partnership, in each case when called by such persons;

                           (xv) preparing materials and reports for use in connection with meetings of the IGPs;



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                           (xvi)    maintaining and preserving those books and
                                    records of the Partnership not maintained by the Adviser or the Partnership's accounting agent or custodian;

                           (xvii) reviewing and arranging for payment of the expenses of the Partnership;

                           (xviii) assisting the Partnership in conducting offers to limited partners of the Partnership to repurchase limited partnership interests; and

                           (xix) reviewing and approving all regulatory filings of the Partnership required under applicable law.

                           (b) Notwithstanding the appointment of CIBC Opco to
provide administrative services hereunder, the IGPs shall remain responsible for supervising and controlling the management, business and affairs of the Partnership.

                  2.       CIBC Opco Fee; Reimbursement of Expenses.

                           (a) In consideration for the provision by CIBC Opco
of its services hereunder, the Partnership will pay CIBC Opco a monthly management fee of 0.08333% (1% on annualized basis) of the Partnership's "net assets" (the "CIBC Opco Fee"). "Net assets" shall equal the total value of all assets of the Partnership, less an amount equal to all accrued debts, liabilities, and obligations of the Partnership calculated before giving effect to any repurchases of interests.

                           (b) The CIBC Opco Fee will be computed based on the
net assets of the Partnership as of the start of business on the first business day of each month, after adjustment for any subscriptions effective on such date, and will be due and payable in arrears within five business days after the end of such month. The CIBC Opco Fee will be charged in each fiscal period to the capital accounts of the Partnership's limited partners in proportion to their capital accounts at the beginning of that fiscal period. In the event that the CIBC Opco Fee is payable in respect of a partial month, such fee will be appropriately pro-rated.

                           (c) CIBC Opco is responsible for all costs and
expenses associated with the provision of its services hereunder. The Partnership shall pay all other expenses associated with the conduct of its business.

                           (d) The Partnership understands that CIBC Opco may
pay a portion of the fees received by it hereunder to KBW Asset Management, Inc.

                  3. Liability. CIBC Opco will not be liable for any error of judgment or mistake of law or for any loss suffered by the Partnership or its partners in connection with the performance of its duties under this Agreement, except a loss (as to which it will be liable and will indemnify and hold harmless the Partnership) resulting from willful misfeasance, bad faith or gross negligence on CIBC Opco's part (or on the part of an officer or employee of CIBC




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Opco) in the performance of its duties hereunder or reckless disregard by it of its duties under this Agreement.

                  4. Effective Date and Termination. This Agreement shall become effective as of the date first noted above, and shall remain in effect for an initial term of two years from the date of its effectiveness. This Agreement may be continued in effect from year to year after its initial term provided that such continuance is approved annually by the IGPs, including the vote of a majority of the IGPs who are not "interested persons" of the Partnership, as defined by the Investment Company Act of 1940 and the rules thereunder (the "1940 Act"). This Agreement may be terminated by CIBC Opco, by the IGPs or by vote of a majority of the outstanding voting securities of the Partnership at any time, in each case upon not less than 60 days' prior written notice. This Agreement shall also terminate automatically in the event of its "assignment," as such term is defined by the 1940 Act and the rules thereunder.

                  5. Entire Agreement.This Agreement embodies the entire understanding of the parties. This Agreement cannot be altered, amended, supplemented, or abridged, or any provisions waived except by written agreement of the parties.

                  6. Choice of Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York and the 1940 Act. In the event the laws of New York conflict with the 1940 Act, the applicable provisions of the 1940 Act shall control.




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                           IN WITNESS WHEREOF, the parties have executed this
Agreement as of the day and year first above written.


                               CIBC OPPENHEIMER CORP.


                               By: ___________________________
                                    Name:        Howard M. Singer
                                    Title:       Managing Director


                               WYNSTONE PARTNERS, L.P.

                               By: ___________________________
                                    Name:
                                    Title:  Individual General Partner




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